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                                                                Exhibit 99.23(b)

                                                          (as amended 4/20/2004)

                                     BY-LAWS
                                     -------
                                       OF

                          LORD ABBETT GLOBAL FUND, INC.
                          -----------------------------
                            (a Maryland Corporation)

                                    ARTICLE I

                                     OFFICES
                                     -------

          Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in Maryland shall be in the City of Baltimore, and the name of the resident agent in charge thereof is the Prentice-Hall Corporation Systems, Maryland.

          Section 2. OTHER OFFICES. The Corporation may also have an office in the City and State of New York and offices at such other places as the Board of Directors from time to time determine.

                                   ARTICLE II

                              STOCKHOLDERS MEETINGS
                              ---------------------

          Section 1. ANNUAL MEETINGS. The Corporation shall not hold an annual meeting of its stockholders in any fiscal year of the Corporation unless required in accordance with the following sentence. The Chairman of the Board or the President shall call an annual meeting of the stockholders when the election of directors is required to be acted on by stockholders under the Investment Company Act of 1940, as amended, and the Chairman of the Board, the President, a Vice President, the Secretary or any director

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shall call an annual meeting of stockholders at the request in writing of a majority of the Board of Directors or of stockholders holding at least one-quarter of the stock of the Corporation outstanding and entitled to vote at the meeting. Any annual meeting of the stockholders held pursuant to the foregoing sentence shall be held at such time and at such place, within the City of New York or elsewhere, as may be fixed by the Chairman of the Board or the President or the Board of Directors or by the stockholders holding at least one-quarter of the stock of the Corporation outstanding and entitled to vote, as the case may be, and as may be stated in the notice setting forth such call, provided that any stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. Any meeting of stockholders held in accordance with this Section 1 shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held and, without limiting the generality of the foregoing, shall be held for the purpose of (a) acting on any such matter or matters so required to be acted on by stockholders under the Investment Company Act of 1940, as amended, and (b) electing directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies which result from any cause, and for transacting such other business as may properly be brought before the meeting. Only such business, in addition to that prescribed by law, by the Articles of Incorporation and by these By-laws, may be brought before such meeting as may be specified by resolution of the Board of Directors or by writing filed with the Secretary of the Corporation and signed by the Chairman of the Board or by the President or by a majority of the directors

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or by stockholders holding at least one-quarter of the stock of the Corporation outstanding and entitled to vote at the meeting.

          Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be held upon call of the Chairman of the Board or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, a Vice President, the Secretary or any director at the request in writing of a majority of the Board of Directors or of stockholders holding at least one-quarter of the stock of the Corporation outstanding and entitled to vote at the meeting, at such time and at such place where an annual meeting of stockholders could be held, as may be fixed by the Chairman of the Board, the President or the Board of Directors or by the stockholders holding at least one-quarter of the stock of the Corporation outstanding and so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call. Such request shall state the purpose or purposes of the proposed meeting, and only such purpose or purposes so specified may properly be brought before such meeting.

          The Board of Directors shall promptly call a special meeting of the stockholders of the Corporation for the purpose of voting upon the question of removal of any director when requested in writing to do so by the record holders of not loss than 10% of the stock of the Corporation outstanding and entitled to vote. Whenever ten or more stockholders of the Corporation, who have been stockholders for at least six months and hold shares having a net asset value of at least $25,000 or representing at least 1% of the outstanding stock of the Corporation, shall state in writing their desire to communicate with other stockholders with a view to obtaining signatures to request a meeting of stockholders, accompanied by a form of the proposed communication, the

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Board of Directors shall, within five business days, either (i) give applicants access to a list of the names and addresses of all stockholders of record or
(ii) inform then of the approximate number of stockholders of record and the approximate cost of sailing such communication to such stockholders. If the Board of Directors elects to follow the course specified in the foregoing clause
(ii), the board, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders of record at their addresses as recorded on the books of the Corporation, unless within five business days after such tender the Board of Directors shall mail to such ten or more stockholders and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. If the Securities and Exchange Commission enters an order refusing to sustain any such objections or stating that all objections sustained have been met, the Board of Directors shall mail copies of such materials to all stockholders of record with reasonable promptness."

          Section 3. NOTICE OF MEETINGS. Written or printed notice of every annual or special meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted at any such meeting, shall be delivered personally or mailed not less than 10 or more than 90 days previous thereto to each stockholder of record entitled to vote at the meeting at his address as the same appears on

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the books of the Corporation. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived in writing, either before or after the meeting, by those not present or represented at the meeting. No notice of an adjourned meeting of the stockholders other than an announcement of the time and place thereof at the preceding meeting shall be required.

          Section 4. QUORUM. The presence in person or by proxy of the holders of a third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by law or in the Articles of Incorporation and except that where the holders of the Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of a majority of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holder of a majority of the Shares of all Classes, such Separate Class of such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than

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announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of a majority of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law or the Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such matter or matters.

          Section 5. VOTING. All elections shall be had and all questions decided by a majority of the votes cast, without regard to Class, at a duly constituted meeting, except as otherwise provided by law or by the Articles of Incorporation or by these By-laws and except that with respect to a question as to which the holders of Shares of any Class or Classes are entitled or required to vote as a Separate Class or a Combined Class, as the case may be, such question shall be decided as to such Separate Class or such Combined Class, as the case may be, by a majority of the votes cast by Shares of such Separate Class or such Combined Class, as the case may be. With respect to all Shares having voting rights (a) a shareholder may vote the Shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, provided that no proxy shall be valid after eleven months from its date unless otherwise provided in the proxy and (b) in all elections for directors every

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shareholder shall have the right to vote, in person or by proxy, the Shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote. Any Shareholder may give authorization by telephone, facsimile, or the Internet for another person to execute his or her proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

          Section 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors, provided, however, that the Board of Directors may authorize the Corporation to enter into an agreement or agreements with any person, corporation, association, partnership or other organization, subject to the Board's supervision and control, for the purpose of providing managerial, investment advisory and related services to the Corporation which may include management or supervision of the investment portfolio of the Corporation.

          Section 2. NUMBER, CLASS QUORUM, ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors of the Corporation shall consist of not less than three or more than fifteen persons, none of whom need be stockholders of the Corporation. The number of directors (within the above limits) shall be determined by the Board of Directors elected from time to time, as it sees fit, by vote of a majority of the whole Board. Directors elected shall consist of one class only. The directors shall be elected at each annual meeting of stockholders and, whether or not elected for a specific

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term, shall hold office, unless sooner removed, until their respective successors are elected and qualify. One-third of the whole Board, but in no event less than two, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained, when any business may be transacted which might have been transacted at a meeting as originally convened. No notice of an adjourned meeting of the directors other than an announcement of the time and place thereof at the preceding meeting shall be required. The acts of the majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board, except as otherwise provided by law, by the Articles of Incorporation or by these By-laws.

          Section 3. VACANCIES. The Board of Directors, by vote of a majority of the whole Board, may elect directors to fill vacancies in the Board resulting from an increase in the number of directors or from any other cause. Directors so chosen shall hold office until their respective successors are elected and qualify, unless sooner displaced pursuant to law or by these By-laws. The stockholders, at any meeting called for the purpose, may, with or without cause, remove any director by the affirmative vote of the holders of a majority of the votes entitled to be cast, and at any meeting called for the purpose may fill the vacancy in the Board thus caused.

          Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place, within or without the State of Maryland, as may from time to time be fixed by Resolution of the Board or as may be specified in the notice

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of any meeting. No notice of regular meetings of the Board shall be required except as required by the Investment Company Act of 1940, as amended.

          Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called from time to time by the Chairman of the Board, the President, any Vice President or any two directors. Each special meeting of the Board shall be held at such place, either within or outside the State of Maryland, as shall be designated in the notice of such meeting. Notice of each such meeting shall be mailed to each director, at his residence or usual place of business, at least two days before the day of the meeting, or shall be directed to him at such place by telegraph or cable, or be delivered to him personally not later than the day before the day of the meeting. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise expressly provided in these By-laws or by statute.

          Section 6. TELEPHONIC CONFERENCE MEETINGS. Any meeting of the Board or any committee thereof may be held by conference telephone, regardless where each director may be located at the time, by means of which all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting, except where the Investment Company Act of 1940, as amended, specifically requires that the vote of such director be cast in person.

          Section 7. FEES AND EXPENSES. The directors shall receive such fees and expenses for services to the Corporation as may be fixed by the Board of Directors, subject however, to such limitations as may be provided in the Articles of Incorporation. Nothing herein contained shall be construed to preclude any director from serving the

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Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

          Section 8. TRANSACTIONS WITH DIRECTORS. Except as otherwise provided by law or in the Articles of Incorporation, a director of the Corporation shall not in the absence of fraud be disqualified from office by dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors, at which said contract or transaction is authorized or confirmed, the existence of an interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors a majority of which, consisting of directors not so interested, shall approve such contract or transaction. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director, or stockholder was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors (whether or not approved or ratified as hereinabove provided) which shall be ratified by a majority of the votes cast at any annual or special meeting at which a quorum is present called for

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such purpose, or approved in writing by a majority in interest of the stockholders having voting power without a meeting, shall, except as otherwise provided by law, be valid and as binding as though ratified by every stockholder of the Corporation.

          Section 9. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more directors of the Corporation, which, to the extent permitted by law and provided in said resolution, shall have and may exercise the powers of the Board over the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the Members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the Membership of, to fill vacancies in, or to dissolve any such committee.

          Section 10. WRITTEN CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

          Section 11. WAIVER OF NOTICE. Whenever under the provisions of these By-laws, or of the Articles of Incorporation, or of any of the laws of the State of Maryland, or other applicable statute, the Board of Directors is authorized to hold any

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meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated herein, shall be deemed equivalent thereto. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 1. NUMBER AND DESIGNATION. The Board of Directors shall each year appoint from among their members a Chairman and a President of the Corporation, and shall appoint one or more Vice Presidents, a Secretary and a Treasurer and, from time to time, any other officers and agents as it may deem proper. Any two of the above-mentioned offices, except those of the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument may be required by law or by these By-laws to be executed, acknowledged or verified by any two or more officers.

          Section 2. TERM OF OFFICE. The term of office of all officers shall be one year or until their respective successors are chosen; but any officer or agent chosen or appointed by the Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of a majority of the members of the Board then in office.

          Section 3. DUTIES. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such

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powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

                                    ARTICLE V

                              CERTIFICATE OF STOCK
                              --------------------

          Section 1. FORM AND ISSUANCE. Each stockholder of the Corporation, of a particular Class, shall be entitled upon request, to a certificate or certificates, in such form as the Board of Directors may from time to time prescribe, which shall represent and certify the number of shares of stock of the Corporation of that Class of stock owned by such stockholder. The certificates for shares of stock of the Corporation shall bear the signature, either manual or facsimile, of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or bear a facsimile of such seal. The validity of any stock certificate shall not be affected if any officer whose signature appears thereon ceases to be an officer of the Corporation before such certificate is issued.

          Section 2. TRANSFER OF STOCK. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, or, if no certificate has been issued to the holder in respect of shares of stock of the Corporation, upon receipt of written instructions, signed by such holder, to transfer such shares from the account maintained in the name of such holder by

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the Corporation or its agent. Such proof for the authenticity of the signatures as the Corporation or its agent may reasonably require shall be provided.

          Section 3. LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of any certificate therefore, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock of the same Class, upon the surrender of the mutilated certificate or in the case of loss, theft or destruction of the certificate upon satisfactory proof of such loss, theft, or destruction; and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give to the Corporation and to such registrar or transfer agent as may be authorized or required to countersign such new certificate or certificates a bond, in such sum as they may direct, as indemnity against any claim that may be made against them or any of them on account of or in connection with the alleged loss, theft, or destruction of any such certificates.

          Section 4. RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders, of any Class, entitled to notice of, or vote at, any meeting of stockholders of any Class, or stockholders of any Class for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 20 days prior to the date of any meeting of stockholders or the date for payment of any dividend or the

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allotment of rights. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or the date for payment of any dividend or the allotment of rights. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. If no record date is for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of and with such surety or sureties, as the meeting is mailed or the day 30 days before the meetings, whichever is the closer date to the meeting, and the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 90 days after the date of the adoption of such resolution.

                                   ARTICLE VI

                                 CORPORATE BOOKS
                                 ---------------

          The books of the Corporation, except the original or a duplicate stock ledger, may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine. The original or duplicate stock ledger shall be maintained at the office of the Corporation's transfer agent.

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                                   ARTICLE VII

                                   SIGNATURES

          Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases authorize the execution thereof, in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation and all endorsements, assignments, transfers, stock powers or other instruments of transfer of securities owned by or standing in the name of the Corporation shall be signed or executed by two officers of the Corporation, who shall be the Chairman, the President or a Vice President and a Vice President, the Secretary or the Treasurer.

                                  ARTICLE VIII

                                   FISCAL YEAR
                                   -----------

          The fiscal year of the Corporation shall be established by resolution of the Board of Directors of the Corporation.

                                   ARTICLE IX

                                 CORPORATE SEAL
                                 --------------

          The corporate seal of the Corporation shall consist of a flat faced circular die with the word "Maryland" together with the name of the Corporation, the year of its organization, and such other appropriate legend as the Board of Directors may from time to time determine, cut or engraved thereon. In lieu of the corporate seal, when so

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authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

          As part of the consideration for agreeing to serve and serving as a director of the Corporation, each director of the Corporation shall be indemnified by the Corporation against every judgement, penalty, fine, settlement, and reasonable expense (including attorneys' fees) actually incurred by the director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the director was, is, or is threatened to be made a named defendant or respondent (or otherwise becomes a party) by reason of such director's service in that capacity or status as such, and the amount of every such judgement, penalty, fine, settlement and reasonable expense so incurred by the director shall be paid by the Corporation or, if paid by the director, reimbursed to the director by the Corporation, subject only to the conditions and limitations imposed by the applicable provisions of Section 2-418 of the Corporations and Associations Article of the Annotated Code of the State of Maryland and by the provisions of Section 17(h) of the United States Investment Company Act of 1940 as interpreted and as required to be implemented by Securities and Exchange Commission Release No. IC-1330 of September 4, 1980. The foregoing shall not limit the authority of the Corporation to indemnify any of its officers, employees or agents to the extent consistent with applicable law.

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                                   ARTICLE XI

                                    AMENDMENT
                                    ---------

          All By-Laws of the Corporation shall be subject to alteration, amendment, or repeal, and new By-Laws not inconsistent with any provision of the Articles of Incorporation of the Corporation may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided notice of the proposed alteration, amendment, or repeal of the proposed By-Laws is included in or accompanies the notice of such meeting, or by the affirmative vote of a majority of the whole Board of Directors given at a regular or special meeting of the Board of Directors, provided that the notice of any such special meeting indicates that the By-Laws are to be altered, amended, repealed, or that new By-Laws are to be adopted.

                                   ARTICLE XII

                 COMPLIANCE WITH INVESTMENT COMPANY ACT OF 1940
                 ----------------------------------------------

          INVESTMENT COMPANY ACT OF 1940. No provision of the By-Laws of the Corporation shall be given effect to the extent inconsistent with the requirements of the Investment Company Act of 1940, as amended.

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